Exhibit (h.3)(v)

KOPP FUNDS, INC.

FOURTH AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of September 30, 2004, to the Fund Accounting Servicing Agreement, dated as of October 1, 1997, as amended (the "Agreement"), is entered by and between Kopp Funds, Inc., a Minnesota corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Paragraph 5 of the Agreement allows for its amendment by a written instrument executed by both parties.

WHEREAS, the parties would like to add Kopp Total Quality Management Fund Class A, C and I shares to the Agreement;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KOPP FUNDS, INC.

U.S. BANCORP FUND SERVICES, LLC

By: ___________________________

By: ___________________________

Title:__________________________

Title:__________________________

Exhibit A

to the

Fund Accounting Servicing Agreement

(Effective September 30, 2004)

Name of Series

Date Added

Emerging Growth Fund

Class A

October 1, 1997

Class I

October 1, 1997

Class C

December 31, 1998

Total Quality Management Fund

Class A

September 30, 2004

Class I

September 30, 2004

Class C

September 30, 2004

Emerging Growth Fund (reflects fees for 3 classes):

$45,000 on the first $100 million

1.875 basis points on the next $200 million

1.125 basis points on assets exceeding $300 million

Total Quality Management Fund (reflects fees for 3 classes):

$24,000 on the first $50 million, year one

$30,000 on the first $50 million, year two and beyond

1.875 basis points on the next $250 million

1.125 basis points on assets exceeding $300 million

Plus out-of-pocket expenses, including pricing service:

Domestic and Canadian Equities

$.15

Options

$.15

Corp/Gov/Agency Bonds

$.50

CMO's

$.80

International Equities and Bonds

$.50

Municipal Bonds

$.80

Money Market Instruments

$.80

Fees and out-of-pocket expenses are billed to the fund monthly.